U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KLRE HOLDINGS, INC.

(Name of small business issuer in its charter)

Delaware	7389	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

KLRE Holdings, Inc.
c/o Tay Chong Weng, President	Harvard Business Services, Inc.
M-3-19 Plaza Damas, Sri Hartamas	16192 Coastal Highway
Kuala Lumpur, Malaysia 50480	Lewes, Delaware 19958
Telephone/Facsimile: (603) 2178-4947	Telephone: (302) 645-7400
E-Mail: tcwkl@hotmail.com
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share [1]	Aggregate Offering Price	Registration Fee [2]

Common Stock by KLRE Holdings	2,500,000	$0.01	$25,000
Total	2,500,000	$0.01	$25,000	$0.98

[1] No exchange or over-the-counter market exists for KLRE Holdings, Inc. common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

[2] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, Dated August 18, 2008

PROSPECTUS

KLRE Holdings, Inc.

2,500,000 Shares of Common Stock

to be sold by the registrant as the Issuer

This is the initial public offering of common stock of KLRE Holdings, Inc. and no public market currently exists for these shares. KLRE Holdings, Inc. is offering for sale up to 2,500,000 shares of our common stock on a “self-written”, best efforts fixed basis at a price of $0.01 per share for the duration of the offering.

	Price to the Public	Underwriting Commissions	Proceeds to KLRE Holdings, Inc.

Per Share:	0.01	0.00	0.01
Total Offering:	25,000	0.00	25,000

There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by KLRE Holdings, Inc. and no commissions will be paid for the sale of the 2,500,000 shares offered by KLRE Holdings, Inc.

The sales price to the public is fixed at $0.01 per share for the duration of the offering. We intend to contact an authorized OTC Bulletin Board (OTC-BB) market maker for sponsorship of our securities on the OTC-BB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC-BB.

Our common stock is presently not traded on any market or securities exchange.

Investing in our common stock involves a high degree of risks. See section of this prospectus entitled “Risk Factors.” starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 18, 2008.

SUMMARY OF OUR OFFERING

Our Business

KLRE Holdings, Inc. was incorporated in the State of Delaware on June 13, 2008. We were formed with the stated purpose of conducting any lawful business activity. However, our purpose is to develop a specialized online person-to-person trading website dedicated to bringing together residential real estate buyers and sellers. KLRE website will reside at “http://www.KLREHoldings.com” and will attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and consummate transactions directly, thereby bypassing the time and expense of intermediaries. Our goal is to create an integrated real estate website for individuals on both sides of the transaction, and thus will offer additional value added services through links to our anticipated strategic partners. We expect that a working, prototype of our website will be completed by the end of February 2009. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and programming the website, and paying for costs related to registering our common stock for public sale. We anticipate that in order for us to begin commercialization of our website, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $0. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period. We are applying to become a public reporting company in order to raise initial seed financing for our operations and to make our company a more attractive investment candidate for prospective investors.

The Offering

Following is a brief summary of this offering:

Securities being offered by the Company	2,500,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	$25,000
Number of shares outstanding before the offering	4,525,000
Number of shares outstanding after the offering if all of the shares are sold in the offering	7,025,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of July 15, 2008 (Audited)

Balance Sheet
Total Assets	$0
Total Liabilities	850
Stockholders’ Equity (Deficit)	(850)

For the period June 13, 2008 (inception) through July 15, 2008 (Audited)

Income Statement
Revenue	$0
Total Expenses	5,600
Net Loss	(5,600)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with KLRE Holdings, Inc.:

1.

Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at July 15, 2008. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

2.

Because all of our assets and our officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officer and director. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer are residing in a country other than the United States, and all or a substantial portion of such person’s assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Malaysia and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Malaysia or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof. We have been advised that, based on the political climate in Malaysia, there is doubt as to the enforceability of judgments obtained in U.S. Courts.

3.

Because we have only one officer and director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

4.

Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Tay Chong Weng, our sole executive officer will only be devoting limited time to our operations. Tay Chong Weng will be devoting approximately thirty hours a week to our operations. Because Tay Chong Weng will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Tay Chong Weng. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

5.

Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

6.

If we are not able to effectively respond to competition, our business may fail. There are many real estate websites that help bring buyers and sellers together to effect the sale of real properties, which are similar to our proposed business venture. Most of these competitors have established businesses with an established customer base. We will attempt to compete against these groups by creating a better integrated real estate portal for individuals on both sides of the transaction, and offer a one-stop solution for most services related to buying or selling a property. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.

7.

We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment. In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common or preferred stock. In the event we are not successful in selling our common or preferred stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common or preferred stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.

8.	Because our certificate of incorporation authorize the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common or preferred stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares, including the preferred stock may also be issued without security holder approval and, if issued, the preferred stock may be granted additional voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.

9.

Because we are registering for public sale shares of our common stock in the United States, we will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading of our common shares halted or ceased.

Risks associated with this offering:

Investment risks:

10.

Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his/her stock.

12.

This offering is being conducted on a “self-writing” basis and all of the funds obtained may go solely towards offering expenses. No minimum amount is required to be sold in this offering. Our officer and director on a “self-writing” basis are selling this offering. This means no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore unable to pay our offering expenses. Since we are not required to sell any minimum amount in this offering, we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in our shares.

USE OF PROCEEDS

	Table 1 - Sale of 100% of Issuer stock offered	Table 2 - Sale of 50% of Issuer stock offered

Gross Proceeds	$25,000	$12,500
Less Expense Of Offering:
Legal Fees	1,250	1,250
Accounting Fees	850	850
Electronic Filing and Printing	1,000	1,000
Transfer Agent fees	1,000	1,000
Use of Net Proceeds:	20,900	8,400
Website designing and programming	16,000	8,400
Working Capital	4,900	0
Total Use of Proceeds	$25,000	$12,500

	Table 3 - Sale of 25% of Issuer stock offered	Table 4 - Sale of 10% of Issuer stock offered

Gross Proceeds	$6,250	$2,500
Less Expense of Offering:
Legal Fees and expenses	1,250	1,250
Accounting Fees	850	850
Electronic Filing and Printing	1,000	1,000
Transfer Agent fees	1,000	1,000
Use of Net Proceeds:	2,150	0
Website designing and programming	2,150	0
Working Capital	0	0
Total Use of Proceeds	$6,250	$2,500

As the four tables above indicates:

a)	We will not have sufficient funds to commence operations unless substantially all of the 2,500,000 common shares being offered by us are purchased.

b)

In the event we only sell 250,000 of our common shares we would be unable to pay our accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $1,600 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make payment to them.

c)

We have estimated that we will have approximately $4,900 in working capital if all of the 2,500,000 common shares being offered by us are sold. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for website designing and programming cost. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.

DETERMINATION OF OFFERING PRICE

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the “float” (i.e. the number of shares available to be traded). The final consideration was our perceived market capitalization or the theoretical total worth of the shares of KLRE Holdings, Inc. if they were all sold at a specific price at the same time.

DILUTION

KLRE Holdings, Inc., prior to this offering has 4,525,000 shares of stock issued and outstanding.

The following table illustrates the difference between the price paid by the present shareholder and the price to be paid by subscribers to this offering.

	Average Price Paid per Share	Percentage of Consideration (50% Subscription)	Percentage of Consideration (100% Subscription)	Percentage of Shares held (50% Subscription)	Percentage of Shares held (100% Subscription)	Number of Shares Issued	Total Consideration
Present Shareholder	$0.001	27.54%	15.97%	78.35%	64.41%	4,525,000	$4,750
Investors in this Offering	$0.01	72.46%	84.03%	21.65%	35.59%	2,500,000	$25,000

The following table will show the net tangible book value of the shares before and after shares are subscribed in this offering:

	Before Offering	After 50% of Offering	After 100% of Offering

Net Tangible Book Value per Share:	0.00	0.00216	0.00356
Increase in Net Tangible Book Value for current investors	N/A	0.00216	0.00356
Dilution factor to new investors	N/A	0.00784	0.00644

The above table indicates that our net tangible book value per share is currently $0.00. If half of this offering were subscribed to, you would lose $0.00784 value of the $0.01 you paid per share. If all of the offering were completed you would still lose $0.00644 per share of the $0.01 you invested.

“Dilution” means the difference between our public offering price of $0.01 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

PLAN OF DISTRIBUTION

General

We will attempt to sell a maximum of 2,500,000 shares of our common stock to the public on a “self-written” basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $25,000 if all the shares offered are sold. Neither we nor our officer or director, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of shares.

The following discussion addresses the material terms of our plan of distribution.

We are offering up to 2,500,000 of our common stock at a price of $0.01 per share to be sold by our executive officer, Mr. Tay Chong Weng. Since this offering will be conducted as a self-written offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Mr. Tay Chong Weng will restrict his participation to the following activities:

a)	Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b)

Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of response are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c)	Performing ministerial and clerical work involved in effecting any transaction.

Mr. Tay Chong Weng is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Mr. Tay Chong Weng conduct this offering in any way that violates Rule 3a4-1, both he and we could be subjected to enforcement proceedings, fines, and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Mr. Tay Chong Weng may purchase securities in this offering along the same terms and conditions as other public investors.

No broker or dealer is participating in this offering. If, for some reason, our director and shareholder were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements, we would be required to file any such amendment with the Corporate Finance Department of the Financial Industry Regulatory Authority (“FINRA”) and to obtain from them a “no objection” position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period until ____________, 2009 or 270 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. There is no required minimum number of shares to be sold. Because there is no minimum amount of shares that must be sold, we may receive no proceeds or very little proceeds from this offering.

The sales price to the public is fixed at $0.01 per share for the duration of the offering.

Of the 4,525,000 shares of common stock outstanding as of July 15, 2008, 4,500,000 shares are owned by our officer and director, Mr. Tay Chong Weng.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions with respect to the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Procedures for Subscribing

If you decide to subscribe for any of the shares in this offering, you must

1.	execute and deliver a subscription agreement

2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to KLRE Holdings, Inc.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealer from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealer selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealer to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealer and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

DESCRIPTION OF BUSINESS

Business Development

KLRE Holdings, Inc. was incorporated in the State of Delaware on June 13, 2008.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business Overview

We intend to develop a specialized online person-to-person trading website dedicated to bringing together residential real estate buyers and sellers. Our website will reside at “http://www.KLREHoldings.com” and will attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and consummate transactions directly, thereby bypassing the time and expense of intermediaries. Anticipated sales will be conducted by a traditional rising price auction (the highest bid wins), and will be hosted by us. Our goal is to create an integrated real estate website for individuals on both sides of the transaction, and thus will offer additional value added services through links to our anticipated strategic partners. We expect that a working, prototype of our website will be completed by the end of February 2009. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and programming the website, and paying for costs related to registering our common stock for public sale. We anticipate that in order for us to begin commercialization of our website, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $0. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period. We are applying to become a public reporting company in order to raise initial seed financing for our operations and to make us a more attractive investment candidate for prospective investors.

Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.

We are a development stage company which plans to develop a specialized online person-to-person trading website dedicated to bringing together residential real estate sellers and buyers. The website will reside at “http://KLREHoldings.com” and will attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and consummate transactions directly, thereby bypassing the time and expense of intermediaries.

Our website sales will be conducted by a traditional rising price auction (the highest bid wins), and will be hosted by us. Our goal is to create an integrated real estate site for individuals on both sides of the transaction, and thus will offer additional value added services through links to our anticipated strategic partners.

In addition to the auction, anticipated products offered through strategic partners will include: mortgage finders and calculators, homeowners insurance, property value analysis, credit reports, hazard reports, moving companies, relocation assistance, property appraisal and inspection, home improvement specialists and image hosting services for showing properties on line.

Although it is anticipated that users will be required to register prior to posting a property listing or bidding, we do not plan to charge for these services in order to attract a critical mass of users to our website. Revenues will be generated from non-refundable listing fees charged to the sellers of the property who want to conduct an auction, partnerships with third-party value added providers, and advertisers on our site. No commission fees shall be paid to us upon the sale of any property listed on our website.

Industry Background

Growth of the Internet and Electronic commerce:

The Internet is a significant interactive global medium for communication, information and commerce. It is enabling millions of people worldwide to share information, communicate and conduct business electronically. Growth is being driven by the large and growing number of personal computers (“PCs”) installed in homes and offices, the decreasing cost of PCs, easier, faster and cheaper access to the Internet, improvements in network infrastructure, the proliferation of Internet content and the increasing familiarity and acceptance of the Internet by businesses and consumers.

We believe the primary uses of the Internet as a medium of electronic commerce are as follows:

Business-to-Person Applications

A growing number of businesses have been using the Internet as a low-cost sales and distribution channel. Business commerce use of the Internet revolves around both business-to-business and business-to-person transactions. We believe that this interest in online commerce is fueled in part by:

- Online Interactivity. Businesses can use the Internet to interact with customers in a real-time personalized transaction experience that provides the business with significant marketing flexibility. On the Internet, a business can frequently adjust its featured selections, pricing and visual presentation. Also, these businesses can display a larger number of products than a traditional store-based or catalog retailer.

- Global Scope of the Internet. Businesses that use the Internet as a sales and marketing channel are able to reach and serve a large and geographically diverse customer base electronically from a central location. Also, businesses can easily obtain demographic and related customer data that provides additional opportunities for direct marketing and personalized services.

- Decreased Sales Costs. Businesses that use the Internet can access a global market without the high costs associated with additional retail channels. Online retailers and distributors do not have the burden of managing and maintaining multiple retail stores or the significant printing and mailing costs of catalogues.

- Reduced Inventory Costs. Many businesses that use the Internet are able to have products shipped to consumers directly by the manufacturers. This reduces inventory costs and decreases exposure to inventory obsolescence.

Person-to-Person Applications

Person-to-person trading has traditionally been conducted directly through classified advertisements, collectibles shows, garage sales and flea markets or through intermediaries, such as auction houses and local dealer shops. These markets are highly inefficient and their fragmented, regional nature makes it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions. Also, the localized nature of these markets results in a limited variety and breadth of goods available in any one auction. An Internet-based trading solution offers several advantages over traditional person-to-person trading mediums, such as:

-	Facilitating the meeting of buyers and sellers, listing items for sale, exchanging information, interacting with each other and consummating transactions.

-	Allowing buyers and sellers to trade directly with one another, thereby bypassing traditional intermediaries and lowering costs for both parties.

-	Providing a global marketplace, which gives buyers a broader selection of goods to purchase and sellers the opportunity to sell their goods efficiently to a wider base of buyers.

-	Offering significant convenience, by allowing trading at all hours and providing continually-updated information.

We plan on offering person-to-person applications with additional real estate portal services.

Our Website Details

Acquiring Viewer Base

The first element of our business model is to try to generate an audience/membership. The higher the number of viewers on our website, the greater our value becomes to potential members, clients and strategic partners. This initiative will hinge on a successful advertising campaign and public relations strategy. The effort should be as targeted and cost effective as possible, since this represents our largest cost allocation. We will try to attract individuals who are interested in buying or selling a property by providing a unique auction environment as well as a comprehensive offering of property purchasing and selling services.

The Auction Process

Registering

- Buyers

While any visitor to our website will be able to browse through our service and view the real estate properties listed for auction, a user will first have to register with us in order to bid on a real estate property. Users will register for free by completing a registration form on our sign up page. The registration form records contact information, mailing address and validate e-mail address. The bidder will then be given an identification number for use when bidding. Once registered, a customer will be able to bid or buy immediately on any of the listed properties.

- Sellers

Registration will be required for all individuals or agents that want to post a home or real estate property on our site. Because there will be a listing fee charged for each listing, the user will have to provide us with a valid credit card as well as a verified mailing address and e-mail.

Navigating

Our site will contain a listing of product categories that will allow for easy exploration of current auctions. Bidders will be able to search for specific real estate properties by browsing through a list of auctions within a category or subcategory of properties and then click through to a product page for a detailed description of a particular home. Each auction will be assigned a unique identifier so that users can easily search for and track specific home auctions.

The site will also feature a search engine to provide our users with the tools to find a desired home or residence being auctioned on our website. Users will be able to search by specific location, house characteristics (square feet, bedrooms, bathrooms, property size, etc), price range, and specific keyword searches. For example, if a user wanted to find if we were auctioning off a 2 bedroom condominium in Mont’ Kiara in Kuala Lumpur, the user could simply enter “Mont’ Kiara” and “2 Bedroom” and the search engine would create a list of condominiums within this area, including the condominium identification number and the specific status of the auction. The addition of a search engine will save our users valuable time when they have a specific condominium in mind.

Obtaining Information about a Property

On our website, customers will be able to obtain detailed information on each home which is up for bid. Each property features a specific page containing:

-	a detailed house/condo/apartment description

-	full-color images of the property

-	pricing

-	specific owner conditions for the sale outside of price

-	length/expiration of auction time

-	bidding increments

-	the item identification number

-	the minimum bid

Bidding on a Property

- The Buyer

Once registered, it is anticipated that a customer will be able to bid or buy at will. As bids are received, our website will be instantly updated to display the current high bidder’s user name. If a user places a bid, and then another member places a higher bid, the original bidder will receive an e-mail message from our website notifying them that they have been outbid, and will ask them if they would like to make a higher bid.

We also plan to offer users an automated bidding option. The bidder will be asked to specify the maximum amount that he/she would be willing to invest on a particular property. Once that amount is entered, the automated bidding feature would monitor the bidding activity on a particular property, and would automatically enter higher bids for the user if his/her previous bid is matched or exceeded by another bidder, up to the maximum dollar amount originally specified by the bidder. This feature will allow potential users greater freedom and time savings when participating in an auction.

- The Seller

At the start of the auction it is anticipated that each seller/poster will have the option to specify the duration of their auction (up to 30 days), the “reserve price” below which he/she will not sell the property, and the specific bidding increments. If a bidder comes in with an appropriate auction price above the minimum price, then the seller/poster will receive the contact information of the bidder, and will be free to pursue a direct transaction.

Once we bring together the seller with the winning bidder, the transaction is performed between the two respective parties and does not involve us.

Community

One of our main objectives will be to create a sense of community amongst our users to draw large audiences, encourage repeat visits and keep users engaged, while protecting their privacy and consumer interests. We are anticipating the creation of a system where each user of the service will have an ability to post comments about other users of the service directly into the target member’s profile sections. These profile sections may be viewed by other members. Users will be prevented from leaving comments in their own profile. For example if a bidder recognizes the user name/or number of an individual or agent who has previously posted a home for sale, and they have had a negative experience with the individual, they can post their comments into the sellers profile, and other bidders can access these comments. Conversely, if a seller has had a positive experience with a bidder, they will be able to post comments into the bidder’s profile as well. This system will not only promote a sense of community on the site, but may also serve as a deterrent for fraud and abuses.

Real Estate Portal Products

Our goal is to create an integrated real estate portal for individuals on both sides of the transaction, and offer a one-stop solution for most services related to buying or selling a property. We hope to enter into strategic relationships with the top providers of home services and offer links from our website directly to the home pages of our designated partners. Through these affiliations, we hope to offer our users with access to the following products:

1.	Mortgage finders and calculators will provide potential buyers with financing for the purchase;

2.	Credit reports will allow users to check on the status of their credit as they are considering a home or property purchase;

3.	Homeowners insurance will provide existing homeowners or potential buyers with protection for their asset;

4.	Moving companies will list their services on our website, and will allow members to shop around for the most cost effective alternative when it is time to move in or out of their home;

5.	Relocation assistance services and programs will familiarize users with new areas and facilitate the adjustment process after moving;

6.	Property appraisal services will allow users to gauge the value of a home if they are buying or selling;

7.	Property inspection services will be offered to facilitate the closing process;

8.	Home improvement merchant links will be set up across a full line of products and services for the home;

9.	Image hosting services will allow sellers to showcase their property on-line with virtual 360-degree views of the space; and

10.	Utilities will be offered online for all living needs.

Revenue

Listing Fees

It is anticipated that each seller will be charged a placement fee for each individual auction. In the event that an auction is unsuccessful, the seller will be offered a reduced rate on each ensuing auction that is initiated for the same property. We anticipate selling listing fees in bulk, and working with both individuals who wish to sell their homes, as well as real estate agents and regional real estate brokers with an extensive inventory of properties that may be auctioned on our website.

Strategic Partners

The partnerships that we hope to form with our on-line service providers and merchants will include a link directly from our website directly to their home page. This type of arrangement is mutually beneficial for both parties. It will provide, a one-stop access to a wide range of real estate services for our members, and at the same time bring new customers and revenue to our partners. To date we have not forged any strategic alliances. Because more value is usually placed on customers and revenue, it is anticipated that we will be able to derive revenue from these relationships via several different arrangements including CPC, CPA (as discussed below) and/or revenue sharing. Depending on the specifics of each partner relationship, one or a combination of these compensation methods may be used. The following is a description of each:

- Cost Per Click (CPC)

The intended increase in traffic to each third-party service from our website will enable us to charge each retailer a click-through rate, or a fee for each click called a CPC. This rate will be determined on an individualized basis with each partner. The CPC rate is a fee that is charged every time our member clicks on any link to another company’s website. This method of generating revenue is directly contingent upon how many members we have, as the probability of an actual click occurring becomes higher with more traffic on our website.

The CPC rate must be specific for each client or strategic partner, based on their traffic needs. The more existing traffic there is on a website, the less valuable each click is for them. However, for a brand new website the need to generate traffic is more immediate. Consequently, the more established websites will be charged a lower CPC rate.

- Cost Per Acquisition (CPA)

In some instances we anticipate that it will make sense to charge a flat fee for each new customer that we deliver to a strategic partner. For example in the case of a mortgage partner, we anticipate receiving a flat fee for each closed mortgage application.

- Revenue Sharing

For e-commerce partners, we anticipate asking for a fixed percentage of revenues obtained through purchases made by customers that are our members. The growing memberships may provide opportunities for these businesses to increase their on-line revenues.

Advertising on Our Website

Once our website reaches critical mass, it will allow us to receive advertising sales revenues from potential advertisers. Advertising sales on our website is a way that we can possibly generate revenue from a diverse selection of marketplaces. We intend to create a variety of different options and packages for companies that would purchase advertising space on our website. These companies are not limited to the real estate industry, but can come from a variety of related industries including: major banks and credit cards, automobile manufacturers, the travel industry, fitness products and gyms, restaurants and any industry that can benefit from a group of consumers with significant potential spending power.

These advertisements will be in the format of click-on banners and buttons of varying sizes that will link the viewer directly to the advertisers’ home page. The pricing for these ads will be based on a CPM rate, or cost per thousand impressions which the number of times the ad appears on this site. The CPM rate is derived from the number of exclusive viewers on a site at a given time, or how many viewers will actually see the ad. Therefore, the higher our membership number, the more our advertising space is in demand. This further outlines our initial priority to draw a large viewer base in order to generate maximum profit from sale of our advertising space.

The CPMs we will charge are also dependent on our members click through rates, and on the individual advertiser. Newer advertisers are willing to pay more for each new customer and would pay a higher rate per click.

Legislation

Government Regulation

Our industry is subject to national and local real estate laws. Because we are not a licensed real estate broker, we are prohibited from charging an agents commission on completed real estate transactions. Our revenue model with our members is thus built around auction placement fees as opposed to a percentage of a completed home sale.

The auction industry is not currently subject to direct federal laws or regulations applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

-	user privacy

-	freedom of expression

-	pricing

-	content and quality of products and services

-	taxation

-	advertising

-	intellectual property rights

-	information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Competition

There are several direct competitors in this industry, but we believe that there is enough current demand to support another entrant. The competitors include but are not limited to: 1. Ziprealty.com, 2. AuctionAdvantage.net, 3. Regional and local offline real estate auctioneers, who advertise their auctions on line.

Many of our competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than us. There can be no assurance that our competitors will not develop Internet or real estate products and services that are superior to ours or that achieve greater market acceptance than our offerings.

We may also compete with online services and other website operators as well as traditional off-line auctions for a share of advertisers’ total advertising budgets. There can be no assurance we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition. However, auctions over the Internet break down any previously existing boundaries, creating an international marketplace for products. These facts create the ideal opportunity to introduce a web site like ours that combines all aspects of the real estate and auction industry.

Offices

The Company’s headquarters and executive address is located at c/o Tay Chong Weng, President, M-3-19 Plaza Damas, Sri Hartamas, Kuala Lumpur, Malaysia 50480. Our telephone and facsimile number is (603) 2178-4947, and email address is tcwkl@hotmail.com.

Employees

Other than our current Director and Officer, Mr. Tay Chong Weng, we have no other full time or part-time employees. If and when we develop the prototype for our website, and are able to begin commercialization of our website, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Subsidiaries

We do not have any subsidiaries.

Bankruptcy, Receivership, or Similar Proceedings

There has been no bankruptcy, receivership, or similar proceedings.

Patents and Trademarks

We do not have any patents or trademarks.

Legal Proceedings

We are not a party to any material legal proceeding, nor are any of our officers, director or affiliates’ a party adverse to us in any legal proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Caution about Forward-Looking Statements

This management’s discussion and analysis or plan of operation should be read in conjunction with our financial statements and notes thereto for the period ended July 15, 2008. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation for the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to complete the designing and programming of our website and to prepare for the commencement of business operations. The process may include, but not exclusively, activities such as:

1)

Interviewing and hiring one software programmer or engineer to aid in the development and creation of our proposed website. We expect to have hired a software programmer or engineer by the end of November 2008.

2)

Finding a suitable web hosting service provider which will be able to handle the electronic commerce or e-commerce capabilities we require. We expect to determine a suitable web hosting service provider by the end of December 2008.

3)

Completing the development of the initial phase (or beta phase) of our website. The initial or beta phase of the website will be used as an advertising tool to attract property listings from individuals as well as organizations such a real estate brokerage firms, banks or financial institutions with foreclosed or REO properties, and future investors. We may also incorporate a mock/trial database system into the initial phase of the website. We expect to accomplish this by the end of February 2009.

4)	Hiring several in-house software engineers, or IT professionals, to support the operation and aid in the improvements of our website. We expect to have hired such individuals by the end of April 2009.

5)	We plan to have our website finished and ready for commercial use by the middle of June 2009.

6)	Engaging a search engine optimization consultant to promote our website in order to gain a critical mass of user base. We expect to begin promotional activities starting July 2009.

7)	Approaching companies and sponsors who would be interested in advertising on our website. We expect to begin approaching advertisers by the end of August 2009.

We estimate that our current working capital position of approximately $0 will not be sufficient to meet our short-term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus.

We do not have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of commercializing our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that we can obtain short-term loans from our director or shareholder, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding through a loan from our director or officer to meet our initial capital requirement needs.

If we are unable to raise the required financing, or if there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan or we may have to cease operations.

We are filing this registration statement with the Securities and Exchange Commission, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market may exist to effect Rule 144(g) broker transactions.

We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts.

We also believe that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.

Going Concern

We currently have limited liquidity, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future, on additional investment capital to fund operating expenses. We intend to position ourselves so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, our auditors have indicated that there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Off Balance Sheet Arrangements

As of July 15, 2008, there were no off balance sheet arrangements.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

MANAGEMENT

Officer and Director

Our director serves until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and positions of our present officer and director are set forth below:

Name	Age	Position(s) Held

Tay Chong Weng	71	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

Each director serves until our next annual meeting of stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of Officer and Director

Mr. Tay Chong Weng has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since our inception on June 13, 2008. For the past five years, Mr. Tay Chong Weng is a private investor, devoting most of his time managing his own investment in real estate, including residential real estate investments as well as income producing properties. His real estate experience involved the purchase and sale of properties, but did not include any development of unimproved property or the conversion of existing structures for new uses.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officer and director may devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officer and director during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation

		Annual Compensation			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position [1]	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options / SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Tay Chong Weng	2008	0	0	0	0	0	0	0
President, Treasurer,
Secretary and Director

[1] All compensation received by our officer and director has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plan awards.

Compensation of Director

We do not have any plans to pay our director any money.

Indemnification

Under our Certificate of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to director or officer under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable

PRINCIPAL AND SELLING SHAREHOLDER

As of the date of this prospectus, we do not have any selling shareholders participating in this offering.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his shares and possess sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering [3]	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold [3]

Tay Chong Weng [2]	4,500,000	99.45%	7,025,000	64.06%
M-3-19 Plaza Damas
Sri Hartamas,
Kuala Lumpur, Malaysia 50480

[1] The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his stock holdings. Mr. Tay Chong Weng is our only “promoter.”

[2] Mr. Tay Chong Weng is our President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director.

[3] Included in the above table, in the before-offering and after-offering percentage calculations, are 25,000 common shares which were issued on July 9, 2008 to our securities counsel, Jillian I. Sidoti, Esq.

Future Sales by Existing Stockholders

A total of 4,525,000 shares of unregistered common stock were issued to date, of which 4,500,000 shares were issued to our sole officer and director and 25,000 shares to our securities attorney, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Shares purchased in this offering, will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock. There is no assurance a market will ever develop for our common stock.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights. There is one holder of record for our common stock. The record holders of our common stock is our sole officer and director, Tay Chong Weng, who owns 4,500,000 restricted shares of our common stock, and our securities counsel, Jillian I. Sidoti, Esq, who owns 25,000 restricted shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans.

We have no equity compensation plans.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

As of July 15, 2008, there were 4,525,000 shares of our common stock issued and outstanding. None of our preferred stock has been issued. If all of the shares in this offering are sold, there will be 7,025,000 shares of common stock and no preferred stock outstanding. If 25% of the offering is sold, there will be 5,150,000 shares of common stock outstanding. If 50% of the offering is sold, there will be 5,775,000 shares of common stock outstanding. The total number of shares to be outstanding includes 25,000 shares of common stock which were issued on July 9, 2008 to Jillian I. Sidoti, Esq., our securities counsel.

All material provisions of our capital stock are summarized in this prospectus. We have filed copies of these documents as exhibits to our registration statement on Form S-1 with the Securities and Exchange Commission, of which this prospectus forms a part.

Common Stock

All holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. All common stockholders have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. All holders of common stock are entitled to receive dividends and other distributions when, as and if, declared by the board of directors out of funds legally available. Stockholders should not expect to receive any cash dividends on their shares in the foreseeable future.

Upon our liquidation or dissolution, all holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after providing for each class of stock, if any, having preference over our common stock. Our common stockholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

In the opinion of our securities counsel, Jillian I. Sidoti, Esq., all of the outstanding shares of common stock, including the shares being offered, will be fully paid and non-assessable. Our directors, presently consisting solely of Tay Chong Weng, at their discretion, may borrow funds without stockholder prior approval, which potentially further reduces the liquidation value of our shares.

Our common stock has no preemptive rights. The absence of these rights could, upon our sale of additional shares of common stock, result in the dilution of each stockholder’s percentage ownership. Preemptive rights generally are not used in modern corporations because they delay, complicate and increase the cost of financing by the sale of stock or convertible securities.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors, presently consisting solely of Tay Chong Weng, without shareholder approval, is authorized to issue preferred stock in one or more series. It can fix the number of shares constituting any series, and can fix the terms, including the rights pertaining to dividends, conversions, voting, redemption and liquidation.

If we issue preferred stock, it may have the effect of discouraging, delaying, or preventing a change in control of our company. The rights and privileges of our common stockholders are subject to, and may be adversely affected by, the rights of the holders of our preferred stock. While we do not have plans to issue any shares of preferred stock at the present time, this may change at any time in the future.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of director and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on FINRA’s Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board, or if traded, that a public market will materialize.

Stock Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. However, we intend to use Holladay Stock Transfer, Inc., of Scottsdale AZ, as our transfer agent and registrar for the common stock upon completion of this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our director, executive officer, stockholders or any member of his immediate family of the foregoing had or is to have a direct or indirect material interest.

We issued 4,500,000 shares of common stock to Mr. Tay Chong Weng, our director and officer, in June 13, 2008, in consideration of $4,500 in services rendered.

We utilize the office space and equipment of our principal stockholder, namely Tay Chong Weng, at no cost. Management estimates such amounts to be immaterial.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, we will have a maximum of 7,025,000 shares of issued and outstanding common stock. Of these shares, all of the 2,500,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 4,525,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 70,250 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Patrizio & Zhao, LLC, Parsippany, NJ, an independent registered public accounting firm, has audited our financial statements to the extent and for the periods set forth in their report. Our financial statements are included in this prospectus in reliance upon their report, given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Jillian I. Sidoti, Esq., Winchester, CA, our securities counsel, had passed on the validity of the common stock being offered by us. Jillian I. Sidoti, Esq. received 25,000 shares of restricted common stock from us as payment for such legal services.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis.

Our financial statements from June 13, 2008 (date of inception) to July 15, 2008 (audited) immediately follow:

KLRE HOLDINGS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 13, 2008 (INCEPTION) TO JULY 15, 2008

KLRE HOLDINGS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 13, 2008 (INCEPTION) to JULY 15, 2008

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants
322 Route 46 West
Parsippany, NJ 07054
Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
KLRE Holdings, Inc.

We have audited the accompanying balance sheet of KLRE Holdings, Inc. as of July 15, 2008 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from June 13, 2008 (inception) to July 15, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KLRE Holdings, Inc. as of July 15, 2008, and the results of its operation and its cash flows for the period from June 13, 2008 (inception) to July 15, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao, LLC
Parsippany, New Jersey
August 13, 2008

KLRE HOLDINGS, INC.
(A Development Stage Company)
Balance Sheet

July 15, 2008

ASSETS

Current Assets
Cash	$—

Total Current Assets	—

TOTAL ASSETS	$—

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$850

Total Current Liabilities	850

TOTAL LIABILITIES	850

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, ($.001 par value, 20,000,000 shares authorized; none issued and outstanding.)	—
Common stock ($.001 par value, 100,000,000 shares authorized; 4,525,000 shares issued and outstanding as of July 15, 2008)	4,525
Additional paid-in capital	225
Deficit accumulated during development stage	(5,600)

Total Stockholders’ Equity (Deficit)	(850)

TOTAL LIABILITIES & STOCKLHOLDERS’ EQUITY (DEFICIT)	$—

The accompanying notes are an integral part of these financial statements.

KLRE HOLDINGS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	June 13, 2008 (Inception) Through July 15, 2008	Cumulative Since Inception at July 15, 2008

REVENUES
Revenues	$—	$—

Total Revenues	—	—

GENERAL AND ADMINISTRATIVE EXPENSES	5,600	5,600

Total General And Administrative Expenses	5,600	5,600

NET LOSS	$(5,600)	$(5,600)

BASIC LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,525,000

The accompanying notes are an integral part of these financial statements.

KLRE HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FROM JUNE 13, 2008 (INCEPTION) THROUGH JULY 15, 2008

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage		Total

Shares issued for services rendered at $.001 per share, June 13, 2008 (Inception)	4,500,000	$4500	$—	$		$4,500

Shares issued for services rendered at $.01 per share, July 9, 2008	25,000	225	25			250

Net loss, July 15, 2008					(5,600)	(5,600)

Balance at July 15, 2008	4,525,000	$4,725	$25		$(5,600)	$(850)

The accompanying notes are an integral part of these financial statements.

KLRE HOLDINGS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	June 13, 2008 (Inception) Through July 15, 2008	Cumulative Since Inception at July 15, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(5,600)	$(5,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and current liabilities:
Issuance of stock for services rendered	4,750	4,750
Increase in accounts payable and accrued expenses	850	850

Net Cash Provided by Operating Activities	—	—

CASH FLOWS FROM INVESTING ACTIVITIES

Net Cash Used by Investing Activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES

Net Cash Provided (Used) by Financing Activities	$—	$—

NET INCREASE (DECREASE) IN CASH	—	—
CASH AT BEGINNING OF PERIOD, JUNE 13, 2008 (INCEPTION)	—	—

CASH AT END OF PERIOD	$—	$—

NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for services rendered	$4,750	$4,750

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$—	$—

Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

KLRE HOLDINGS, INC.
(A Development Stage Company)
Notes to Financial Statements
As of July 15, 2008

NOTE 1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

KLRE Holdings, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on June13, 2008to develop a specialized online person-to-person trading website dedicated to bringing residential real estate buyers and sellers together in order to negotiate sales, and consummate transactions directly, thereby bypassing the time and expense of intermediaries.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for period ended September 30, 2006.

KLRE HOLDINGS, INC.
(A Development Stage Company)
Notes to Financial Statements
As of July 15, 2008

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic Earnings (Loss) per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June13, 2008(inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

NOTE 3.	GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4.	SHAREHOLDER’S EQUITY

On June 13, 2008 (inception), the Board of Directors issued 4,500,000 shares of common stock to the founding shareholder for the development of our business concept and plan. The services were valued at $4,500.

On July 9, 2008, the Company issued 25,000 shares of common stock to Jillian I. Sidoti, Esq. for legal services rendered in connection with the Company’s proposed public offering of securities. The services were valued at $250.

The stockholders’ equity section of the Company contains the following classes of capital stock as of July 15, 2008:

• Common stock, $0.001 par value: 100,000,000 shares authorized; 4,525,000 shares issued and outstanding

• Preferred stock, $0.001 par value: 20,000,000 shares authorized; but not issued and outstanding.

KLRE HOLDINGS, INC.
(A Development Stage Company)
Notes to Financial Statements
As of July 15, 2008

NOTE 5.	PROPOSED INITIAL PUBLIC OFFERING

The Company is proposing to make a public offering of up to 2,500,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement with the Securities and Exchange Commission on Form S-1 under the Securities Act of 1933. An offering price of $0.01 per share has been arbitrarily determined by the Company. The offering will be managed by the Company without any underwriter. The Company plans to have its officer and director sell the shares without any discounts or other commissions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

2. The Issuer’s Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by KLRE Holdings, Inc. in connection with the issuance and distribution of the securities being registered are as follows:

Securities and Exchange Commission registration Fee	$1
Legal Fees and Expenses	1,250
Accounting Fees and Expenses	850
Electronic Filing, Printing and Engraving Fees	1,000
Transfer Agent Fees	1,000

Total	$4,101

All amounts are estimates.

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

We sold the following shares of common stock since our incorporation on June 13, 2008:

With our formation, we issued 4,500,000 shares on June 13, 2008, to our founding shareholder, Tay Chong Weng. The shares were issued for the development of our business concept and plan and valued at $4,500. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

On July 9, 2008, we issued 25,000 shares to our securities counsel, Jillian I. Sidoti, Esq. The shares were issued for legal services and valued at $250. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. All of these shares were acquired for investment purposes only and without a view to distribution. The persons who received these shares were fully informed about matters concerning the Company, including its business, financial affairs and other matters and acquired the securities for their own accounts.

ITEM 27 - EXHIBITS

Exhibit	Description of Document

1.1	Form of Subscription Agreement
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Common Stock Certificate
5.1	Opinion of Counsel, Jillian I. Sidoti, Esq.
23.1	Consent of Patrizio & Zhao, LLC, Independent Registered Public Accounting Firm
23.2	Consent of Counsel, Jillian I. Sidoti, Esq. (Included in Exhibit 5.1)

ITEM 28 - UNDERTAKINGS

KLRE Holdings, Inc. undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of KLRE Holdings, Inc. under the Securities Act to any purchaser in the initial distribution of the securities, KLRE Holdings, Inc. undertakes that in a primary offering of securities of KLRE Holdings, Inc. pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, KLRE Holdings, Inc. will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of KLRE Holdings, Inc. relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of KLRE Holdings, Inc. or used or referred to by KLRE Holdings, Inc.;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about KLRE Holdings, Inc. or its securities provided by or on behalf of KLRE Holdings, Inc.; and

(iv) Any other communication that is an offer in the offering made by KLRE Holdings, Inc. to the purchaser.

That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KLRE HOLDINGS, INC.

By:	/s/ Tay Chong Weng

Tay Chong Weng
President and Chief Executive Officer

Date:	August 18, 2008

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

KLRE HOLDINGS, INC.

By:	/s/ Tay Chong Weng

Tay Chong Weng
Principal Executive Officer, Director, Principal Accounting Officer, and Principal Financial Officer

Date:	August 18, 2008